Exhibit 10.6

OFFICE LEASE

BASIC LEASE INFORMATION

1.	Date of Lease: August _______, 2021

2.	Building:

a.	Name:	100 Bayview
b.	Address:	100 Bayview Circle, Newport Beach, California 92660
c.	Building Rentable Area:	346,335 square feet

3.	Tenant: SPIRITS CAPITAL CORPORATION, a Delaware corporation, formerly known as Capital Beverage Corporation

4.	Premises:

a.	Suite: 4100

b.	Premises Rentable Area: 3,000 square feet

5.	Basic Rent:

Rental Period	*Approx. Annual Rate Per Square Foot of Premises Rentable Area	*Basic Monthly Rent
9/1/21 – 8/31/22	$41.40	$10,350.00

9/1/22 – 8/31/23	$42.64	$10,660.50
9/1/23 – 8/31/24	$43.92	$10,980.32

9/1/24 – 8/31/25	$45.24	$11,309.72

9/1/25 – 8/31/26	$46.60	$11,649.02
9/1/26 – 2/28/27	$47.99	$11,998.49

*Subject to conditional abatement during the second (2nd), third (3rd), thirteenth (13th), fourteenth (14th), twenty-fifth (25th) and twenty-sixth (26th) full calendar months of the Term (collectively, the “Abatement Months”), of the initial Term, pursuant to subsection 2.1 of this Lease.

6.	Tenant’s Share: 0.866% (See subsection 1.1.2)

-i-	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

7.	Operating Expense Base Year: calendar year 2021

8.	Tax Base Year: calendar year 2021

9.	Term: Sixty-six (66) full calendar months

10.	Commencement Date: September 1, 2021, subject to subsection 1.1.3.

11.	Expiration Date: The last day of the sixty-sixth (66th) full calendar month following the Commencement Date (i.e., February 28, 2027), based on a Commencement Date of September 1, 2021, subject to subsection 1.1.3.

12.	Permitted Use: General office use.

13.	Security Deposit: $23,996.98

14.	First Month’s Rent: $10,350.00

15.	Guarantor: None.

16.	Addresses:

Landlord:

(For Notices)

GPI BAYVIEW, LLC

c/o Granite Properties, Inc.

5601 Granite Parkway, Suite 1200

Plano, Texas 75024

Attn: Lease Administration

(For payment of Rent – By Mail)

GPI Bayview, LLC

PO Box 844381

Los Angeles, CA 90084-4381

(For payment of Rent – By Overnight Delivery)

GPI Bayview, LLC

Lockbox Services

Granite Properties, Inc.

Box 844381

3440 Flair Drive

El Monte, CA 91731

-ii-	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

Tenant:

(Prior to the Commencement Date)

Spirits Capital Corporation

23 Corporate Plaza, Suite 150

Newport Beach, CA 92660

Attn: Todd Sanders

(As of the Commencement Date)

Spirits Capital Corporation

100 Bayview Circle, Suite 4100

Newport Beach, CA 92660

Attn: Todd Sanders

17.	Parking:

Subject to the terms of the Parking Agreement attached hereto as Exhibit F, and Tenant’s obligation to pay the charges and fees therefor according to the rates established by Landlord, plus taxes, if applicable (the “Parking Rent”), Tenant shall have the right to lease up to 4 parking permits for each 1,000 usable square feet (each, an “Unreserved Parking Permit” and collectively, the “Unreserved Parking Permits”) (i.e., up to nine (9) Unreserved Parking Permits based upon the Premises containing 2,447 usable square feet), of which one (1) of such Unreserved Parking Permits may be converted into a reserved parking permit (a “Reserved Parking Permit”), subject to availability as determined by Landlord in its sole discretion. Notwithstanding the foregoing, provided Tenant is not in default beyond any applicable cure period, Landlord shall abate Tenant’s obligation to pay for Tenant’s allocation of Unreserved Parking Permits during the first eighteen (18) months of the initial Term (the “Abated Parking Charges”); provided, however, nothing herein shall abate Tenant’s obligation to pay for any Reserved Parking Permits.

18.	Tenant’s Improvements: None. Tenant accepts the Premises in its current AS-IS and WHERE- IS condition.

19.	Tenant Broker: Madison Street Partners (See subsection 15.7)

20.	Landlord Broker: CBRE, Inc. (See subsection 15.7)

-iii-	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

TABLE OF CONTENTS

FOR OFFICE LEASE

EXHIBITS TO OFFICE LEASE

Exhibit A	Land Legal Description
Exhibit B	Premises Floor Plan
Exhibit C	Rules and Regulations
Exhibit D	Intentionally Omitted
Exhibit E	Intentionally Omitted
Exhibit F	Parking Agreement

(i)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

OFFICE LEASE

This Office Lease (this “Lease”) is made by and between GPI BAYVIEW, LLC, a Texas limited liability company (“Landlord”), and SPIRITS CAPITAL CORPORATION, a Delaware corporation, formerly known as Capital Beverage Corporation (“Tenant”). The Basic Lease Information attached hereto as pages i through iii (the “Basic Lease Information”) and all exhibits and other attachments to this Lease are incorporated into this Lease and made a part hereof. Capitalized terms used in this Lease without definitions have the respective meanings assigned to them in the Basic Lease Information.

ARTICLE 1

TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.1.1	Lease of Premises. The Building is constructed on the land described in Exhibit A attached hereto (the “Land”) and is located adjacent to and served by an above-grade, multi-level parking garage (the “Garage”). In consideration of the mutual covenants herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to all the terms and conditions of this Lease. The Premises are shown as the crosshatched area on Exhibit B attached hereto. The Building, the Garage, the Land and all other improvements located thereon and appurtenances thereto are referred to collectively herein as the “Property”.

1.1.2	Rentable Area. The agreed rentable area of the Premises is stipulated to be the Premises Rentable Area, which is set forth in the Basic Lease Information and has been determined by applying the BOMA method then utilized by Landlord within the Building; provided, however, Landlord shall have the right, from time to time, to remeasure the Premises and the Building, and, at Landlord’s sole option, adjust all figures based upon the remeasured Premises Rentable Area, if different from the Premises Rentable Area in subsection 4(b) of the Basic Lease Information. The Tenant’s Share stipulated in the Basic Lease Information has been calculated by dividing the Premises Rentable Area by the Building Rentable Area, then expressing such quotient as a percentage.

1.1.3	Term and Commencement. The Term of this Lease shall commence on the earlier of the date Tenant occupies the Premises for the conduct of business therefrom or the Commencement Date and, unless sooner terminated pursuant to the terms of this Lease, shall expire, without notice to Tenant, on the Expiration Date. In the event the Commencement Date occurs on other than on the first day of the month, such partial month shall be added to the Term and the Expiration Date shall be the last day of the last month of the Term.

SECTION 1.2 COMPLETION AND DELIVERY OF PREMISES.

1.2.1	Construction of Tenant’s Improvements. Tenant shall accept the Property, the Building and the Premises on the Commencement Date in their AS-IS and WHERE-IS condition, and except with respect to the Allowance (as defined below), Landlord shall not be required to construct or fund the construction of any improvements thereto. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the improvements, refurbishments, or alterations therein, or the Building or the Property, or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business.

1.2.2	Intentionally Omitted.

(1)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

1.2.3	Occupancy of the Premises. So long as Landlord has received from Tenant the first month’s Basic Monthly Rent, certificates satisfactory to Landlord evidencing the insurance required to be carried by Tenant under this Lease, the Security Deposit, and so long as Tenant and its contractors and employees do not interfere with the completion of any work required to be performed by Landlord in the Premises (“Landlord’s Work”), Landlord shall use reasonable efforts to give Tenant access to the Premises up to two (2) weeks prior to the Commencement Date (the “Early Access Period”) for the sole purpose of installing Tenant’s telephone, data cabling, and built-in furniture, fixtures, and equipment (“Tenant’s Work”) and constructing the Tenant’s Improvements (as defined below). Tenant’s Work shall be performed by Tenant at Tenant’s sole cost and expense. Tenant’s access to the Premises during the Early Access Period shall be subject to all terms and conditions of this Lease; provided, however, so long as Tenant does not commence business operations in any portion of the Premises, Tenant shall not be obligated to pay Basic Monthly Rent during the Early Access Period until the Commencement Date. Tenant agrees to provide Landlord with prior notice of any such intended early access and to cooperate with Landlord during the Early Access Period so as not to interfere with Landlord in the completion of any Landlord’s Work.

1.2.4	Allowance. So long as Tenant is not in default beyond any applicable cure period under this Lease, Landlord hereby grants to Tenant an allowance of up to $12.00 per rentable square foot of the Premises (i.e., up to $36,000.00 based on the Premises containing 3,000 rentable square feet) (the “Allowance”) to reimburse Tenant for the cost of constructing improvements to the Premises (the “Tenant’s Improvements”), which shall be made available to Tenant, as follows: (a) up to $12,000.00 commencing as of the Commencement Date, and (b) up to $24,000.00 commencing as of the thirteenth (13th) full calendar month of the Term (the “Allowance Availability Date”); provided, Tenant submits to Landlord copies of contracts, lien releases, receipts and invoices (and other back-up documentation to the extent requested by Landlord) evidencing completion of the Tenant’s Improvements for which Tenant is requesting reimbursement and Tenant’s payment in full therefor (collectively, the “Cost Documentation”). Tenant shall perform the Tenant’s Improvements using Building standard materials and finishes, pursuant to plans and specifications approved by Landlord, and otherwise in accordance with all of the terms and conditions of this Lease governing Installations (as defined in Section 6.3.3 below). Except as otherwise expressly provided herein, no portion of the Allowance shall not be used to pay for any furniture, fixtures, equipment or other personal property. Tenant acknowledges that Landlord shall be permitted to deduct Landlord’s construction management fee from the Allowance pursuant to the terms of Section 6.3.3. Any costs incurred by Tenant in connection with the Tenant’s Improvements in excess of the Allowance shall be the sole responsibility of Tenant.

So long as Tenant is not in default beyond any applicable cure period under this Lease, Tenant shall have the right to request that any unused Allowance be applied towards payment of: (a) Basic Rent due under this Lease, and/or (b) Tenant’s reasonable out-of-pocket third-party moving costs, telephone and data cabling costs, costs of installation of furniture, equipment and signage, and/or purchase of furniture, fixtures and equipment to be used exclusively at the Premises (the “FF&E”) (and which FF&E shall, at Landlord’s sole option, either become Landlord’s property and remain with the Premises and/or be removed from the Premises at Tenant’s sole cost and expense upon expiration or earlier termination of this Lease) (collectively, the “FF&E Costs”) (such portion of the Allowance applied towards payment of Basic Rent and/or FF&E Costs being referred to herein as the “Applied Allowance”).

(c) Tenant shall have up to sixty (60) days after the Allowance Availability Date (the “Outside Invoice Date”) to substantially complete the Tenant’s Improvements, and submit the final invoice and supporting Cost Documentation and/or request application of any unused Allowance towards payment of Basic Rent and/or FF&E Costs. Tenant shall be deemed to have waived and forfeited all right and interest in and to any portion of the Allowance which remains unused, unrequested and/or unapplied as of the Outside Invoice Date and Landlord shall have no obligation to pay such portion of the Allowance to Tenant. The Allowance is personal to the original Tenant executing this Lease, and shall not be available to any assignee, sublessee or other transferee of this Lease.

(2)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease pursuant to subsection 13.2.2 below, Tenant shall immediately deliver to Landlord the Premises in a safe, clean, neat, sanitary and operational condition, ordinary wear and tear, damage by casualty and/or condemnation and repairs required to be made by Landlord hereunder excepted, together with all keys and parking and access cards. At Landlord’s option, (a) all fixtures installed in the Premises shall remain therein and become the property of Landlord, and (b) all voice and data cabling and wiring installed by Tenant shall be removed at Tenant’s expense.

SECTION 1.4 HOLDING OVER. In the event Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute a tenancy at sufferance only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. In such event, Tenant shall be subject to immediate eviction and removal and shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent and Additional Rent (each as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, which payments shall be due and payable on or before the first (1st) day of each month during any holdover period. Tenant shall also pay any actual and consequential damages sustained by Landlord as a result of such holdover but Tenant shall not be liable for punitive or exemplary damages.

ARTICLE 2
RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the product of the Premises Rentable Area times the annual rate per square foot of Premises Rentable Area shown in the Basic Lease Information (such product is herein called “Basic Annual Rent”). The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in the Basic Lease Information, and the monthly installments of Basic Annual Rent shall be due in advance, without demand, offset or deduction, commencing on the Commencement Date and continuing on the first (1st) day of each calendar month thereafter unless otherwise provided herein. If the Commencement Date occurs on a day other than the first day of the calendar month, the Basic Monthly Rent for such partial month shall be prorated. Upon execution of this Lease, Tenant shall pay to Landlord an amount equal to the initial monthly installment of Rent due hereunder and such amount shall be applied to the first installment of Rent due hereunder. All payments shall be payable to Landlord and sent to the payment address or routing number provided to Tenant by Landlord. All payments shall be in the form of check or wire transfer unless otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

Provided Tenant is not in default under the terms of this Lease, Landlord conditionally agrees that Tenant’s obligation to pay Basic Monthly Rent shall be abated during the Abatement Months (such amount of abated Basic Monthly Rent being referred to herein as the “Abated Basic Monthly Rent”) (the Abated Basic Monthly Rent, Abated Parking Charges and Applied Allowance are collectively referred to as the “Abated Amount”) During the Abatement Months, Tenant will still be responsible for the payment of all other monetary obligations under this Lease. Tenant acknowledges that any default by Tenant under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, should Tenant at any time during the Term be in default after any applicable cure period, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the final forty [40] months of the initial Term of this Lease) so conditionally excused shall become immediately due and payable by Tenant to Landlord and any remaining Abated Amount shall no longer be available to Tenant as a rent credit from the date of such default. Tenant acknowledges and agrees that nothing in this subsection is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant defaults under this Lease beyond any applicable cure period. The abatement provided herein shall be personal to the original Tenant executing this Lease and shall only be available to Tenant, and not any assignee, sublessee, or other transferee of Tenant’s interest in this Lease.

(3)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

Landlord shall have the option (the “Buyout Option”) to make a cash payment (the “Abated Rent Buyout Payment”) to Tenant in the amount of the remaining Abated Amount (or portion thereof at Landlord’s election) due under the immediately preceding paragraph, discounted at the rate of ten percent (10%) per annum from the last day of the abatement period described above to the first day of the month during which the Abated Rent Buyout Payment is made. Upon Landlord’s tender of such Abated Rent Buyout Payment, Tenant shall no longer be entitled to the Abated Amount (or portion thereof, as applicable) pursuant to the immediately preceding paragraph. Landlord shall exercise its Buyout Option by delivering at least ten (10) days’ prior written notice thereof to Tenant, and shall make the Abated Rent Buyout Payment to Tenant on or about the date set forth in such notice. The amount of Abated Rent Buyout Payment shall be calculated as follows: Landlord, acting reasonably and in good faith, shall estimate the total amount of the remaining Abated Amount (or portion thereof, as applicable), which estimate shall be based on the actual remaining Rent abated pursuant to the immediately preceding paragraph.

SECTION 2.2 ADDITIONAL RENT.

2.2.1	Definitions. For purposes of this Lease, the following definitions shall apply:

(a)	“Additional Rent” shall mean the sum of: (i) Tenant’s Share multiplied by the amount by which Operating Expenses (hereinafter defined) for such calendar year exceed the Operating Expenses for the Operating Expense Base Year, plus (ii) Tenant’s Share multiplied by the amount by which Taxes (hereinafter defined) for such calendar year exceed Taxes (as defined in subsection 2.2.1(c) for the Tax Base Year, plus (iii) any applicable rental, excise, sales, transaction, business activity tax or levy, imposed upon or measured by the rental required to be paid by Tenant under this Lease during the calendar year in question, plus (iv) all other costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease except for Basic Rent, including, Parking Rent and any applicable interest and/or late charges due Landlord hereunder.

(b)	“Operating Expenses” shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof, as reasonably determined by Landlord in accordance with sound accounting principles and all taxes thereon, including, without limitation, all costs of maintaining and managing the Building or any part thereof to be sustainable and conform with the USGBC’s LEED rating system (as the same may be modified or updated and as applicable to the Building) or such other sustainability or “green building” certification system as may be selected by Landlord from time to time (individually and collectively “LEED Certification”).

Notwithstanding the foregoing, the term Operating Expenses shall not include:

(i)	management fees (“Management Fees”) payable to the property management company managing the Property (the “Property Manager”), which Property Manager may be an affiliate of Landlord, in excess of the amounts reasonably customary in the marketplace for office buildings comparable to the Building

(ii)	legal services, if incurred:

(A)	in connection with tenant defaults, lease negotiations or procuring new tenants, or

(B)	as the result of a specific claim or action for which another tenant in the Building is obligated under its lease to pay Landlord’s legal fees; and

(iii)	any capital expenditures except for:

(A)	the cost of any improvements made to the Property by Landlord that are required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which is equal to the sum of two percent (2%) per annum plus the annual “Prime Rate” published by The Wall Street Journal in its listing of “Money Rates,” or if such rate is no longer published, a comparable rate of interest listed in a nationally circulated publication reasonably selected by Landlord, provided that such sum may in no event exceed the maximum interest allowed to be contracted for under applicable law (such sum is herein called the “Amortization Rate”);

(B)	the cost of any improvement made to the Common Areas or Service Corridors of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the applicable provisions of state law which apply to persons with disabilities and the provisions of the American With Disabilities Act of 1990, 42 U.S.C. §§ 12101-12213 (such statutes, interpretations and regulations are herein collectively called the “Disability Acts”), amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which, on the date the improvement in question is fully completed, is equal to the Amortization Rate;

(C)	the cost of any other equipment installed in, or capital improvement made to, the Building to the extent such equipment reduces Operating Expenses, increases energy efficiency and/or decreases the Building’s use of natural resources or eliminates waste of the same, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate, which on the date the device or equipment in question is fully installed, is equal to the Amortization Rate;

(4)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(D)	the cost of any improvements to the Building or equipment installed in or on the Building in connection with maintaining LEED Certification, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such equipment), together with an amount equal to interest on the unamortized balance thereof at a rate, which on the date the improvement is completed or the equipment installed is equal to the Amortization Rate;

(iv)	any costs or expenses associated with the leasing, marketing, solicitation, negotiation and execution of leases in the Building including without limitation promotional and advertising expenses, commissions, finders fees and referral fees, accounting, legal and other professional fees and expenses relating to the negotiation and preparation of any lease;

(v)	any costs or expenses originally incurred in connection with the initial design and construction of the Building;

(vi)	any portion of the wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) paid to full and part time personnel of Landlord or Property Manager (collectively, “Compensation Expenses”) to the extent any employee’s time is devoted to efforts unrelated to the maintenance and operation of the Building, provided that in no event shall Compensation Expenses of Property Manager which are included in Operating Expenses exceed the then prevailing market compensation expense for a full-time building manager in comparable office buildings;

(vii)	any costs or expenses incurred in connection with upgrading the Building to comply with life safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date or to comply with a tenant’s separate specific request;

(viii)	any costs or expenses related to monitoring, testing, removal, cleaning, abatement or remediation of any Hazardous or Toxic Materials (hereinafter defined) in the Building or on the Land except for such costs and expenses which relate to monitoring, testing, removal, clearing, abatement or remediation of substances which were designated as Hazardous or Toxic Materials after the Effective Date;

(ix)	any costs of any service or items sold or provided to tenants or other occupants for which Landlord or Landlord’s managing agent has been or is entitled to be reimbursed by such tenants or other occupants for such service;

(x)	any costs or expenses in connection with services or other benefits which are provided to another tenant or occupant of the Building and which do not benefit Tenant;

(xi)	any costs for the purchase of sculptures, paintings, fountains or other objects of art or the display of such items;

(xii)	any increase in Landlord’s insurance premiums caused by a specific use of another tenant;

(5)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(xiii)	any Operating Expense covered by insurance or condemnation proceeds or reimbursed pursuant to warranty or service contracts;

(xiv)	any costs or expenses incurred in connection with the renovation of space or construction of improvements for another tenant of the Building; or

(xv)	Taxes (as defined in subsection 2.2.1(c)).

(c)	“Taxes” shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year (but excluding any penalties thereon), (ii) any tax, surcharge or assessment, however denominated, including any excise, sales, capital stock, assets, franchise, transaction, business activity, privilege or other tax (other than any rental tax, if applicable), which is imposed upon Landlord or the Property and which is attributable to rent or other revenue derived from the Property or which is imposed as a supplement to or in lieu of real estate taxes or as a means of raising government revenue to replace revenue lost because of a reduction in real estate taxes, and (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of any tax, surcharge or assessment described in clause (i) or (ii) above.

2.2.2	Gross-Up. If the Building is not 95% occupied during any calendar year or partial calendar year, including the Base Year, or if Landlord is not supplying services to 95% of the total square footage of Building Rentable Area at any time during a calendar year or partial calendar year, including the Base Year, Operating Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the square footage of Building Rentable Area during that calendar year; provided, however, that Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants of the Building in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid or incurred by Landlord in connection with the operation of the Property. The extrapolation of Operating Expenses under this subsection 2.2.2 shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building, including, without limitation, electricity, janitorial services and management fees.

2.2.3	Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent in monthly installments as hereinafter provided. Landlord shall use reasonable efforts to provide Tenant with written notice of Tenant’s estimated Additional Rent for the next calendar year and the amount of the monthly installment of Additional Rent due for such year by December 15 of each calendar year or as soon thereafter as is reasonably possible. Landlord shall have the right to increase Tenant’s estimated Additional Rent during any calendar year if Landlord reasonably believes Operating Expenses and/or Taxes have increased (or are likely to increase) during such year. Beginning on the Commencement Date and continuing on the first day of each month thereafter, Tenant shall pay to Landlord the applicable monthly installment of Additional Rent, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis.

(a)	This subparagraph (a) applies to each calendar year during which Additional Rent is owing except for the calendar year in which the Expiration Date occurs. Within ninety (90) days after the end of each calendar year or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are less than Tenant’s actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are more than Tenant’s actual Additional Rent, then Landlord shall pay such amount to Tenant or, at Landlord’s option, credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment. This provision shall survive the expiration or earlier termination of this Lease with respect to the calendar year in which the Expiration Date or termination occurs.

(6)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(b)	Within ninety (90) days after the Expiration Date or termination date of this Lease or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement (the “Final Additional Rent Statement”) showing Tenant’s actual Additional Rent for the period beginning January 1 of the year in which the Expiration Date or termination date occurs and ending on the Expiration Date or termination date (such period is herein called the “Final Additional Rent Period”). Landlord shall have the right to calculate the actual Operating Expenses and Additional Rent allocable to the Final Additional Rent Period which are not determinable within such ninety (90) day period. If the aggregate of Tenant’s monthly payments of estimated Additional Rent for the Final Additional Rent Period are less than Tenant’s actual Additional Rent for such period as set forth in the Final Additional Rent Statement, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s monthly payments of estimated Additional Rent for the Final Additional Rent Period are more than Tenant’s actual Additional Rent for such period as set forth in the Final Additional Rent Statement, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord.

(c)	Landlord will cause adequate books and records for Operating Expenses and Taxes and other amounts relevant to Tenant’s obligations under this Lease to be maintained in accordance with the provisions set forth herein. Unless Tenant takes written exception to any item within forty-five (45) days after delivery to Tenant of an annual statement or a statement delivered for the final Additional Rent period, such statement shall be considered as final and accepted by Tenant. Within ten (10) business days following a request from Tenant, Landlord shall furnish written explanations to Tenant in reasonable detail for any computation made under this Lease. If Tenant questions such computation following receipt of such explanation, Tenant shall give notice thereof to Landlord, and Landlord and Tenant shall, within twenty (20) business days thereafter, discuss, in good faith, such computation.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff.

SECTION 2.4 LATE CHARGES; INTEREST RATE. If any Rent under this Lease shall not be paid within five (5) days of the date such payment is due, a “Late Charge” of ten percent (10%) of the payment then overdue may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments. Furthermore, any amount due from Tenant to Landlord which is not paid within ten (10) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid.

(7)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

ARTICLE 3
SECURITY DEPOSIT

If a Security Deposit is specified in the Basic Lease Information, Tenant will pay Landlord on the Date of Lease such Security Deposit as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. If a default by Tenant shall occur under this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises. If Landlord shall use, apply or retain all or any part of the Security Deposit as provided for above, Tenant shall restore the Security Deposit to the amount set forth in the Basic Lease Information within thirty (30) days after receipt of notice from Landlord. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, including an end of Term walk through with the Landlord, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date. Tenant waives the provision of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord, in addition, may claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees.

ARTICLE 4

OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.1.1	General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use. Without limiting the foregoing, Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting Tenant’s use and occupancy of the Premises. Tenant will not do or permit anything which may disturb the quiet enjoyment of any other tenant of the Property. Tenant shall not permit the occupancy of the Premises to exceed a ratio of more than one (1) person per 250 square feet of Premises Rentable Area.

Tenant acknowledges and agrees that the Permitted Use shall not include, and the Premises shall not be used for, the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be a default that is not subject to cure, and Tenant agrees that upon the occurrence of any such default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such default.

(8)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

4.1.2	Landlord’s Compliance Obligation. Landlord shall comply with all laws, statutes, ordinances, orders and regulations relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.1.1) as of the Date of Lease. Landlord shall also be responsible for causing the Common Areas to be in compliance with the Disability Acts, the costs for which shall be included in Operating Expenses.

4.1.3	Hazardous and Toxic Materials.

(a)	For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals (individually and collectively, “Hazardous or Toxic Materials”) under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements (individually and collectively, “Environmental Laws”).

(b)	Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (i) such materials are in small quantities, properly labeled and contained, and (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal. If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.1.3 or otherwise contaminate the Premises or the Property, then, at Landlord’s election, either Tenant or Landlord shall clean, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards (the “Remediation Work”). In the event Tenant performs such work, Tenant shall repair any damage to the Premises or the Property (collectively with the Remediation Work, “Tenant’s Environmental Corrective Work”) in such period of time as may be reasonable under the circumstances after written notice by Landlord. In the event Landlord performs the Tenant’s Environmental Corrective Work, within thirty (30) days after receiving an invoice, Tenant shall reimburse Landlord for the costs incurred by Landlord to perform such Tenant’s Environmental Corrective Work. Tenant’s obligations under this subsection 4.1.3(b) shall survive the expiration or earlier termination of this Lease.

(c)	Landlord has no current knowledge of the presence of, and Landlord shall not knowingly dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials that would materially and adversely affect Tenant’s access, use or occupancy of the Premises or otherwise pose any material risk or material threat to the health, safety or welfare of Tenant or any of its employees or guests.

SECTION 4.2 RULES AND REGULATIONS. Tenant will comply with all rules and regulations applying to tenants in the Building and the Garage (the “Rules and Regulations”) as may be adopted and uniformly applied from time to time by Landlord for (a) the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property, (b) the increase in energy efficiency of the Building and the Property, (c) the decrease in the use of natural resources in the Building and the Property or the waste of the same, (d) recycling of reusable items, and (e) such other goals which result in the decrease in the carbon footprint of the Building and the Property. Landlord reserves the right, without approval from Tenant, to rescind, supplement and amend any Rules and Regulations and to waive any Rules and Regulations with respect to any tenant or tenants so long as any change in the Rules and Regulations does not diminish the rights granted to Tenant in this Lease. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit C and included in Exhibit F to this Lease. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations.

(9)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 4.3 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises during Normal Business Hours upon reasonable notice to Tenant, which notice may be oral, to inspect the Premises, to show the Premises to prospective lenders or purchasers, and to fulfill Landlord’s obligations or exercise its rights [including without limitation Landlord’s Reserved Right (as hereinafter defined)] under this Lease and, upon Landlord’s receipt of a notice of non-renewal from Tenant and in any event during the last nine (9) months of the Term, to show the Premises to prospective tenants. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant’s vaults and safes.

SECTION 4.4 QUIET POSSESSION. Provided Tenant timely pays Rent and performs all of the covenants, conditions and provisions on Tenant’s part to be performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

SECTION 4.5 PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if any subsequent alteration or improvement is made to the Premises by Tenant, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

ARTICLE 5

UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish to the Premises the utilities and services described in subsections 5.1.1 through 5.1.7 below. As used in this Lease, “Normal Business Hours” shall mean 7:30 A.M. to 6:30 P.M. Monday through Friday, and, if requested by Tenant, 8:00 A.M. to 1:00 P.M. Saturday, except for New Year’s Day, Presidents Day, Memorial Day, July 4, Labor Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day and any other national holiday observed by most businesses in the same market area as the Building.

5.1.1	Elevator Service. Landlord shall provide automatic elevator facilities during Normal Business Hours, except during emergencies, and shall have at least one (1) elevator available for use at all other times.

(10)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

5.1.2	Heat and Air Conditioning. During Normal Business Hours, Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size and quality to, and in the general vicinity of, the Building, with such adjustments as may be reasonably necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Notwithstanding the foregoing, Landlord shall not be required to automatically provide heat or air conditioning on Saturdays; however, upon prior request to Landlord given by Tenant no later than 12:00 noon on the prior business day, Landlord shall provide the Premises with heat and air conditioning on the following Saturday, free of charge from 8:00 A.M. to 1:00 P.M. Upon reasonable advance request from Tenant, Landlord shall make available to the Premises, at Tenant’s expense, heat or air conditioning during periods in addition to Normal Business Hours. Tenant shall submit to Landlord a list of all personnel who are authorized to make such requests. Tenant shall pay Landlord’s hourly rate for the use of after-hours heat or air conditioning (currently $80.00 per hour), subject to a two (2) hour minimum.

5.1.3	Electricity.

(a)	Landlord shall furnish electrical power for heating and air-conditioning services as described in subsection 5.1.2 and for lighting, including Tenant’s lighting and office equipment as described herein. Landlord shall use commercially reasonable efforts to furnish such electrical power in a cost-effective and environmentally responsible manner using environmentally responsible equipment, fixtures and supplies. Landlord shall furnish to the Premises electrical power for Tenant’s lighting in compliance with the governing energy code. Additionally, Landlord shall furnish 120 volt power to the Premises for electrical outlets to operate Tenant’s standard office equipment and the equipment to be installed in the Premises. Any additional electrical power required above 120 volts will be considered excess electrical consumption (“Excess Electrical Consumption”) and, at Landlord’s option, may be separately measured by submeters (“Submeters”) at Tenant’s sole cost and expense. The actual cost of such electrical usage as measured by such Submeters or as reasonably determined by Landlord (“Excess Electrical Cost”, as hereinafter defined) shall be paid by Tenant. Landlord agrees that Tenant may operate dedicated data/server rooms within the Premises and that all electrical usage of such rooms requiring supplemental air will be separately submetered at Tenant’s expense and the electrical usage, as measured by such Submeters shall be paid by Tenant as Excess Electrical Cost. Furthermore, in the event more than one third (1/3) of the Premises Rentable Area is at any time improved with cubicles, Tenant shall, upon Landlord’s request and at Tenant’s sole cost, install a transformer and an electrical panel.

(b)	Landlord may, from time to time, engage a reputable consultant to conduct a survey of electrical usage within the Premises (a “Consumption Survey”) or install one or more Submeters to measure electrical usage within the Premises or a particular floor of the Premises. If the Consumption Survey or Submeters reflect Excess Electrical Consumption, then (i) Tenant shall be responsible for the costs of the Consumption Survey and/or Submeters, (ii) Tenant shall pay to Landlord, as Rent, the product of (A) the kilowatts of Excess Electrical Consumption during the period in question times (B) the cost per kilowatt of electricity charged to Landlord by the public utility for electricity consumed at the Property during such period (such product is herein called the “Excess Electrical Cost”), and (iii) Landlord shall have the right to install, at Tenant’s expense, permanent Submeters to measure the electrical consumption within the Premises. If Landlord installs permanent Submeters as permitted hereunder, Tenant shall, from time to time thereafter within ten (10) days after receiving an invoice from Landlord, pay to Landlord any Excess Electrical Cost reflected by such Submeters and all costs incurred by Landlord to maintain, repair and read the Submeters.

(11)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(c)	Tenant specifically covenants and agrees to provide Landlord on a prompt basis with all information needed or required by Landlord to comply with any ordinance or statute which imposes upon Landlord the requirement to report upon or monitor energy, water or other utility consumption with respect to the Building.

5.1.4	Water. Landlord shall furnish cold water at the points of supply generally provided in the Building and, to the extent applicable, the Premises. In the event Tenant requires hot water, filtered water or water dispensers in the Premises, Tenant shall be responsible for the installation, repair and maintenance of all hot water devices, water filtration systems and water dispensing systems and equipment within or serving the Premises and any damage caused by such devices, systems and/or equipment to the Premises or any other area of the Building.

5.1.5	Janitorial Services. Landlord shall provide janitorial services to the occupied portion of the Premises comparable to that provided in other offices of similar size and quality to, and in the general vicinity of, the Building.

5.1.6	Common Areas. Landlord shall perform routine maintenance in the Common Areas.

5.1.7	Bulbs and Ballasts. As necessary, Landlord shall provide bulbs and ballasts for the lighting fixtures in the Premises which are standard for the Building. Landlord shall also provide bulbs and ballasts for fixtures which are not standard for the Building (“Non-Building Standard”), provided Tenant shall pay Landlord’s standard charge therefor. All amounts due under this Section for such Non-Building Standard bulbs and ballasts shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

5.1.8	Access. Subject to the terms of this Lease, Landlord shall provide Tenant with access to the Premises twenty-four (24) hours a day seven (7) days a week, provided access after Normal Business Hours on Monday through Friday shall be limited to card-key access.

SECTION 5.2 ADDITIONAL SERVICES. In addition to the charges set forth in subsections 5.1.2 and 5.1.3(b), Landlord may impose a reasonable charge for any other services provided by Landlord by reason of any use of the services at any time other than Normal Business Hours or beyond the levels or quantities that Landlord agrees herein to furnish, including but not limited to, cooling or ventilating for Tenant’s telephone equipment, computers or other equipment.

SECTION 5.3 SERVICE INTERRUPTION.

5.3.1	Service Interruption/Waiver of Landlord Liability. Landlord shall not be liable for and, except as provided in subsection 5.3.2 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of, interruption of any of the foregoing services when such interruption is caused by circumstances beyond Landlord’s reasonable control, nor shall any such interruption be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such interruption or results or effects thereof. Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, the provisions of California Civil Code Section 1932(1)).

(12)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

5.3.2	Limited Right to Abatement of Rent. If any portion of the Premises becomes unfit for occupancy because of any interruption of the services required under subsections 5.1.1 through 5.1.4 above and provided such failure is not caused by Tenant, Tenant’s Contractors (as defined in Exhibit D) or any of their respective agents or employees, and if the Premises remain unfit for occupancy and are actually unoccupied because of such failure for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding five (5) consecutive business days after written notice by Tenant to Landlord, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such five (5) business day period until such portion is again fit for occupancy.

SECTION 5.4 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord.

SECTION 5.5 SUPPLEMENTAL ACCESS SYSTEM. Subject to Tenant’s compliance with the terms of subsection 6.3 below, and subject to Landlord’s prior written approval of the plans and specifications therefor, Tenant shall have the right to install an access system (which may be a card-key security system) for the Premises only at Tenant’s own expense, and with Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), provided that (a) no structural changes to the Building shall be made, (b) Tenant shall supply Landlord with accessibility for emergency purposes and to the extent required for Landlord to perform its obligations under this Lease, (c) such access system shall not interfere with or adversely affect any existing security and/or access system serving the Building as of the date of installation of Tenant’s access system, and (d) if any components of Tenant’s access system are located outside of the Premises, Landlord’s consent may be withheld in its sole and absolute discretion. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs arising out of any such security system installed and maintained by Tenant at the Premises.

ARTICLE 6

MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall maintain the foundation, floor and ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), all Common Areas, Service Corridors and Service Areas (collectively the “Building Structure”; all as defined in Section 15.5) and core Building mechanical, electrical, life safety, plumbing, sprinkler systems and core HVAC systems (collectively, the “Building Systems”) in first class condition and repair and shall operate the Building in a manner comparable to similar office buildings in the area. Notwithstanding anything in this Lease to the contrary, Tenant shall be neither required nor permitted to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems except to the extent required (and after prior written approval by Landlord using contractors approved in writing by Landlord) because of Tenant’s use of all or a portion of the Premises for other than normal and customary business office operations. Except for the elements of the Building described herein, Landlord shall not be required to maintain or repair any portion of the Premises, or any equipment installed within or serving only the Premises, including, but not limited to appliances, supplemental HVAC or other electrical equipment required by Tenant, including hot water devices, water filtration systems and water dispensing systems and equipment, and Landlord shall not be responsible for any damage caused by any of the foregoing devices, systems and/or equipment. Tenant waives the right to make repairs at Landlord’s expense under any applicable laws (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

(13)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 6.2 TENANT’S OBLIGATION TO MAINTAIN AND REPAIR.

6.2.1	Tenant’s Obligation. Tenant shall, at Tenant’s sole cost and expense, (i) maintain and keep the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances, supplemental HVAC units, data and phone cables, satellite dishes, antennas hot water devices, water filtration systems, water dispensing systems and equipment and any and all other equipment which is a part of or serves the Premises) in good repair and condition, ordinary wear and tear excepted, and (ii) repair or replace any damage or injury done to the Premises, the Building or any other part of the Property caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors or resulting from any appliances, supplemental HVAC units, hot water devices, water filtration systems, water dispensing systems and equipment and/or any and all other equipment which is a part of or serves the Premises. All repairs and replacements performed by or on behalf of Tenant shall be performed diligently, in a good and workmanlike manner and in accordance with applicable governmental laws, rules, and regulations.

6.2.2	Rights of Landlord. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain and repair the Premises in good order, condition and repair, Landlord shall have the right to perform such maintenance, repairs and replacements, and Tenant shall pay Landlord, as Additional Rent, the cost thereof plus a construction management fee of ten percent (10%) of such cost.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.3.1	Landlord’s Construction Obligations. Landlord’s sole construction obligations under this Lease are as set forth in Exhibit D attached hereto.

6.3.2	Alteration of Building. Landlord shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including, without limitation, structural elements and load bearing elements within the Premises and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas of the Property), all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”). When exercising the Reserved Right, Landlord will interfere with Tenant’s use and occupancy of the Premises as little as is reasonably practicable; provided, however, Tenant acknowledges and confirms that in no event shall construction activities by Landlord and/or other tenants in or around the Building, including other leased space in the Building, between the hours of 5:30 pm and 7:30 am, Monday through Friday and the entirety of the day on Saturday and Sunday be deemed to disturb Tenant’s use and occupancy or quiet possession of the Premises, notwithstanding that such construction may be disruptive, whether due to noise and/or vibrations or otherwise.

6.3.3	Alterations and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, make any alterations to, or install any equipment or machinery of any kind (other than office equipment and unattached personal property) in the Premises (all such alterations are herein collectively referred to as “Installations”). All work performed by Tenant or its contractor relating to the Installations shall be performed diligently and in a good and workmanlike manner, and shall conform to applicable governmental laws, rules and regulations, Landlord’s insurance requirements and all rules for performing work in the Building. Landlord may also require, as a condition to its consent to any Installations, that any architect retained by Tenant in connection with such Alterations be certified as a Certified Access Specialist (CASp), and that following the completion of such Alterations, such architect shall certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53. Upon completion of the Installations, Tenant shall deliver to Landlord “as built” plans in a format acceptable to Landlord. If Landlord performs any Installations, Tenant shall pay Landlord, as Additional Rent, the cost thereof plus a construction management fee of five percent (5%) of such cost. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless prior to construction of the Installations and as a condition of Landlord’s approval thereof, Landlord requires that some or all of the Installations be removed by Tenant at Tenant’s sole cost and expense upon termination or expiration of this Lease. TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT. Landlord will have the right to periodically inspect the work on the Premises and may require changes in the method or quality of the work if necessary to cause the work to comply with the requirements of this Lease. Tenant shall also deliver to Landlord evidence of Tenant’s payment of the general contractor and subcontractors for the portions of Tenant’s Installations and the absence of any liens generated by such portions of the Installations as may be required by Landlord (i.e., either unconditional lien releases in accordance with California Civil Code Sections 8132 through 8135, inclusive, or release bond(s) in accordance with California Civil Code Sections 8424).

ARTICLE 7

INSURANCE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING, THE GARAGE OR THE PREMISES.

(a)	Total Destruction. If the Building or the Garage should be totally destroyed by fire or other casualty or if either the Building, the Garage (or any portion thereof) or the Premises should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, the Garage or the Premises, as applicable, Landlord shall within thirty (30) days of the casualty provide written notice of its opinion to Tenant, and either Landlord or Tenant may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective as of the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within one hundred eighty (180) days. Tenant shall exercise its termination right pursuant to this subsection 7.1(a), if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within one hundred eighty (180) days or that the Premises will be unfit for occupancy or inaccessible by reasonable means for at least one hundred eighty (180) days after commencement of repairs to the Building.

(14)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(b)	Partial Destruction; Failure to Terminate. If the Building or the Garage and/or the Premises should be partially destroyed by fire or other casualty or if the Building or the Garage and/or the Premises is completely destroyed and neither Landlord nor Tenant elects to terminate this Lease pursuant to subsection 7.1(a), then Landlord shall promptly commence (and thereafter pursue with reasonable diligence) preparation of the plans and specifications for the repair of the Building, the Garage and/or the Premises (including the Tenant’s Improvements except as set forth in the next sentence) and thereafter diligently pursue repairing the Building, the Garage and/or the Premises to substantially the same condition which existed immediately prior to the occurrence of the casualty. To the extent the Tenant’s Improvements include any items required to be insured by Tenant under subsection 7.2.1(b) below, Landlord shall have the obligation to repair such items only to the extent the proceeds of such insurance are disbursed to Landlord for such repair.

(c)	Limitation on Landlord’s Obligations; Abatement of Rent. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personal property or any other improvements (except the Tenant’s Improvements to the extent set forth in subsection (b) above), which may have been placed by Tenant within the Building, the Garage or the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, however, if the casualty in question was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any.

(d)	Termination Resulting from Mortgagee’s Use of Proceeds. Notwithstanding Landlord’s restoration obligation, in the event any mortgagee under a deed of trust or mortgage on the Building and the Garage should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant.

(e)	Insurance Proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building, the Garage or the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

(f)	Waiver. The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this subsection 7.1 shall govern in case of such destruction.

SECTION 7.2 TENANT’S INSURANCE.

7.2.1	Types of Coverage. From and after the date of this Lease, Tenant will carry, at its expense, the insurance set forth in this subsection.

(a)	Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to provide coverage of not less than $2,000,000.00 per occurrence and $2,000,000.00 annual aggregate, with a deductible reasonably acceptable to Landlord. All insurance coverage required under this subsection (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease to the extent such indemnity would be covered by commercial general liability insurance. Additionally, each such policy of insurance required under this subsection shall expressly insure Tenant and, as additional insureds, both Landlord and Property Manager.

(15)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(b)	Property Insurance. Property insurance on an all-risk basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all tenant owned fixtures, equipment and leasehold improvements, and other personal property located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the name of Tenant. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

(c)	Workers Compensation’ and Employer’s Liability Insurance. Worker’s compensation insurance with limits as mandated pursuant to the laws in the State of California or $1,000,000.00, whichever is greater, together with employer’s liability insurance in an amount at least $1,000,000.00.

(d)	Hired and Non-Owned Auto Liability Insurance. Hired and Non-Owned Auto Liability Insurance covering Tenant and its employees and agents in an amount of at least $500,000 per occurrence.

(e)	Professional Liability Insurance. If Tenant’s business includes professional services, Professional Liability (also known as errors and omissions insurance): Not less than the minimum limits required by law for Tenant’s profession, and in any event, not less than One Million Dollars ($1,000,000.00) per occurrence.

(f)	Loss of Income, Extra Expense and Business Interruption Insurance. In such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Garage, other parking areas or to the Building as a result of such perils.

(g)	Other Insurance. Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant of a building similar to the Building would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

7.2.2	Other Requirements of Insurance. All such insurance will be issued and underwritten by companies with an AM Best rating of A/VIII or better and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord’s designees will be paid first by the insurance company for Landlord’s loss, and (d) Tenant’s insurance is primary in the event of overlapping coverage which may be carried by Landlord. Additionally, each such policy of insurance required under this section, except as to Worker’s Compensation insurance shall expressly insure both Tenant and, as additional insureds, Landlord, Landlord’s Property Manager, and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear.

7.2.3	Proof of Insurance. Within fifteen (15) days after the Effective Date of this Lease, but in any event prior to the Commencement Date, Tenant shall deliver to Landlord certified copies of all policies of insurance required by this subsection 7.2 or duly executed, original certificates of such insurance evidencing in-force coverage. Further, at least fifteen (15) days prior to the expiration of the policy in question, Tenant shall deliver to Landlord a duly executed, original certificate of insurance evidencing the renewal of each insurance policy required to be maintained by Tenant hereunder.

(16)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 7.3 LANDLORD’S INSURANCE.

7.3.1	Property Insurance. From and after the date of this Lease, Landlord will carry a policy or policies of all risk extended coverage insurance covering the Property (excluding property required to be insured by Tenant) endorsed to provide replacement cost coverage and providing protection against perils included within the standard California form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.3.2	Commercial General Liability Insurance. Landlord will carry Commercial General Liability policy or policies covering the Building against claims for personal or bodily injury, or death, or property damage resulting from the negligence of the Landlord or Property Manager or their agents, occurring upon, in or about the Building to afford protection to the limit of not less than $2,000,000 per occurrence, and $2,000,000 annual aggregate. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

7.3.3	Other Requirements. Any insurance provided for in this Section 7.3 may be affected by self- insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES OR IF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES WOULD OTHERWISE BE LIABLE UNDER STRICT LIABILITY), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTION 7.2.1 AND SUBSECTION 7.3.1 ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by subsection 7.2.1 and subsection 7.3.1 above. If a party waiving rights under this Section 7.4 is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of California and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without limiting the foregoing waivers and to the extent permitted by applicable law, each of the parties hereto, on behalf of their respective insurance companies insuring the property of such party against loss, waive any right of subrogation that such party or Property Manager or its respective insurers may have against the other party or its respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have its insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such waivers.

(17)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 7.5 TENANT’S GENERAL INDEMNITY. TENANT WILL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD, PROPERTY MANAGER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS (EACH, A “LANDLORD CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD OR PROPERTY MANAGER AND ARISE FROM OR IN CONNECTION WITH (I) THE USE OR OCCUPANCY OF THE PREMISES, (II) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PREMISES, OR (III) ANY BREACH BY TENANT OF ANY REPRESENTATION OR COVENANT IN THIS LEASE, INCLUDING WITHOUT LIMITATION, TENANT’S FAILURE TO COMPLY WITH ALL APPLICABLE LAWS. TENANT’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL APPLY EVEN IN THE EVENT OF THE FAULT OR NEGLIGENCE OF THE PARTIES INDEMNIFIED AND HELD HARMLESS HEREUNDER TO THE FULLEST EXTENT PERMITTED BY LAW, BUT IN NO EVENT SHALL THEY APPLY TO LIABILITY CAUSED BY THE WILLFUL MISCONDUCT OR SOLE NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY LANDLORD CLAIM WAIVED BY LANDLORD UNDER SECTION 7.4 ABOVE.

SECTION 7.6 LANDLORD’S GENERAL INDEMNITY. LANDLORD WILL DEFEND, INDEMNIFY AND HOLD HARMLESS TENANT AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEY’S FEES AND COURT COSTS (EACH, A “TENANT CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST TENANT AND ARISE FROM OR IN CONNECTION WITH (I) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PROPERTY (OTHER THAN IN THE PREMISES), OR (II) ANY BREACH BY LANDLORD OF ANY REPRESENTATION OR COVENANT IN THIS LEASE. LANDLORD’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL APPLY EVEN IN THE EVENT OF THE FAULT OR NEGLIGENCE OF THE PARTIES INDEMNIFIED AND HELD HARMLESS HEREUNDER TO THE FULLEST EXTENT PERMITTED BY LAW, BUT IN NO EVENT SHALL THEY APPLY TO LIABILITY CAUSED BY THE WILLFUL MISCONDUCT OR SOLE NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY TENANT CLAIM WAIVED BY TENANT UNDER SECTION 7.4.

ARTICLE 8
CONDEMNATION

If the Property or any portion thereof that, in Landlord’s or Tenant’s reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property or the Premises shall be taken or condemned for public purposes, or sold to a condemning authority in lieu thereof, then either party may, at its option, terminate this Lease on the effective date of such taking by delivering written notice thereof to the other party on or before ten (10) days after the effective date of the taking, condemnation or sale in lieu thereof. If neither Landlord nor Tenant elects to exercise such termination right, then this Lease shall continue in full force and effect, provided that if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Premises Rentable Area. Landlord, at Landlord’s sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord’s award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation and removal of Tenant’s physical property. Tenant hereby waives any rights it may have pursuant to any applicable laws (including, without limitation, any rights Tenant might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure) and agrees that the provisions hereof shall govern the parties’ rights in the event of any taking.

(18)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

ARTICLE 9
LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall defend indemnify and hold harmless Landlord from and against any and all claims, causes of action, damages and expenses (including reasonable attorneys’ fees) arising from or in connection with any such liens. If Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 2.4 above. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord’s estate to liability under any mechanics’ or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of non-responsibility as may be allowed under California law.

ARTICLE 10

TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Premises.

ARTICLE 11
SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Except as otherwise permitted herein and by Section 11.2 and Section 11.3 below, Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any individual or business entity, or any combination thereof, other than Tenant, without the prior written consent of Landlord. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. No assignee or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Any assignment made by Tenant shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord. Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310.

SECTION 11.2 LANDLORD’S RIGHTS. If Tenant desires to sublease any portion of the Premises or assign this Lease, Tenant shall submit to Landlord (a) in writing, the name of the proposed subtenant or assignee, the nature of the proposed subtenant’s or assignee’s business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease, (b) a current balance sheet and income statement for such proposed subtenant or assignee, (c) a copy of the proposed form of sublease or assignment, and (d) such other information as Landlord may reasonably request (collectively, the “Required Information”). Landlord shall, within thirty (30) days after Landlord’s receipt of the Required Information, deliver to Tenant a written notice (a “Landlord Response”) in which Landlord either (i) consents to the proposed sublease or assignment, or (ii) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld so long as Tenant is not in default hereunder and Landlord has received all Required Information. The reason for which Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment includes but is not limited to (i) Landlord’s determination (in its sole discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space in the Building, (ii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use or Section 4.1 hereof, (iii) the proposed subtenant or assignee is a governmental entity, a school, a training facility, a provider of medical services or a telemarketing operation, (iv) the proposed subtenant’s or assignee’s primary business is prohibited by an non-compete clause then affecting the Building, (v) the proposed subtenant or assignee is a tenant of the Building or Landlord is negotiating with the proposed subtenant or assignee to become a tenant of the Building, or (vi) such subtenant or assignee does not meet the creditworthiness standards applied by Landlord generally in the selection of tenants for the Building (but taking into consideration the fact that Tenant remains liable under this Lease). In lieu of consenting to any such proposed sublease or assignment (and without regard to whether Landlord’s action is “reasonable” or “unreasonable”) Landlord shall have the right, within thirty (30) days after Landlord’s receipt of the Required Information to (1) suspend this Lease as to the space so affected as of the date and for the duration of the proposed sublease or assignment, whereupon Tenant shall be relieved of all obligations hereunder as to such space during such suspension, but after such suspension, Tenant shall once again become liable hereunder as to the relevant space or, (2) if the proposed assignment or sublease is for the remainder of the term of this Lease, terminate this Lease as to the space so affected as of the date so specified by Tenant in its notice to Landlord, in which event Tenant shall be relieved of any and all further obligations hereunder as to such space. In the event Landlord consents to any sublease or assignment by Tenant, Landlord shall be entitled to fifty percent (50%) of the net profits, if any (after deducting all reasonable out-of-pocket subleasing costs including the unamortized cost of any tenant improvements paid by Tenant in connection with the subleasing or assignment), from any subleasing of all or any portion of the Premises, or the assignment of all of the Premises.

(19)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 11.3 LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. If this Lease or any part hereof is assigned or the Premises or any part thereof are sublet, Landlord may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or subtenant to make such payment of rent directly to Landlord upon receipt of notice from Landlord, and Tenant agrees that any such payments made by an assignee or subtenant to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or subtenant. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant, Landlord may, at its option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

ARTICLE 12

TRANSFERS BY LANDLORD, SUBORDINATION AND TENANT’S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Property, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that the transferee expressly assumes in writing all obligations of Landlord hereunder accruing after the date of such transfer and further provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord’s transferee assumes responsibility for the Security Deposit.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate (i) to each lease of all or any portion of the Property wherein Landlord is the tenant and to the lien of each mortgage and deed of trust encumbering all or any portion of the Property, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created, (ii) to any and all advances (including interest thereon) to be made under each such lease, mortgage or deed of trust and (iii) to all modifications, consolidations, renewals, replacements and extensions of each such lease, mortgage or deed of trust; provided that the foregoing subordination to any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant’s agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises, attorn to and recognize such purchaser, assignee or lessor as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the purchaser at foreclosure as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such mortgagee, trustee, lessor, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this subsection 12.2. In the event Tenant requests a subordination, non-disturbance and attornment agreement from any mortgagee, trustee, lessor, purchaser or assignee of Landlord, Tenant shall pay all legal fees and expenses incurred by Landlord in connection therewith, including any legal and other fees and expenses charged by Landlord’s mortgagee, trustee, lessor, purchaser or assignee.

SECTION 12.3 TENANT’S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord (whether under a mortgage or deed of trust), without additional consideration, deliver an estoppel certificate within ten (10) days after a request therefor, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through the date specified in the certificate; this Lease has not been modified or amended; Tenant is not aware that Landlord is in default or that Landlord has failed to fully perform all of Landlord’s obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any statements contained in the estoppel certificate because the same is untrue or inaccurate, Tenant shall with specificity state the reason why such statement is untrue or inaccurate.

(20)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

ARTICLE 13
DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.1.1 through 13.1.3 shall constitute a default by Tenant under this Lease.

13.1.1	Failure to Pay Rent. With respect to the first payment of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make such payment to Landlord within five (5) business days after Landlord gives Tenant written notice specifying that the payment was not made when due; with respect to any other payment of Rent during any twelve (12) month period, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.1.2	Failure to Perform Other Obligations. Any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Landlord gives Tenant written notice of such failure, provided that if such failure by its nature cannot be cured within such thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully cures the failure within ninety (90) days after Landlord gives such written notice to Tenant.

13.1.3	Repeated Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be governed by subsection 13.1.1 above), no notice being required for any such third failure.

13.1.4	Bankruptcy, Insolvency, Etc. Tenant or any Guarantor (i) becomes or is declared insolvent according to any law, (ii) makes a transfer in fraud of creditors according to any applicable law, (iii) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (iv) files a petition for relief, or is the subject of an order for relief, under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “applicable bankruptcy law”) or a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; or any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; provided, however, no action described in this subsection 13.1.4 shall constitute a default by Tenant if Tenant or Guarantor shall vigorously contest the action by appropriate proceedings and shall remove, vacate or terminate the action within sixty (60) days after the date of its inception.

SECTION 13.2 REMEDIES OF LANDLORD.

13.2.1	Termination of Lease. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a)	the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(21)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(b)	the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)	the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)	any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized cost of Tenant’s Improvements and the Allowance; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Installations, Tenant’s Improvements, if any, and any other items which Tenant is required under this Lease to remove but does not remove.

As used in clause (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate set forth in subsection 2.4 above. As used in clause (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

13.2.2	Repossession and Re-Entry. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to the terms of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this subsection 13.2.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

13.2.3	Continuation of Lease. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this subsection 13.2.3, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this subsection 13.2.3 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

13.2.4	Cure of Default. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for five (5) business days with respect to monetary obligations (or thirty (30) days with respect to non-monetary obligations) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) business days after demand therefor as Additional Rent.

(22)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

13.2.5	Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to this subsection 13.2 and no reletting of the Premises or any part thereof pursuant to this subsection 13.2 shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord all Rent which is required to be paid by Tenant.

13.2.6	Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease.

13.2.7	Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant gives written notice to Landlord and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant stating that (a) Landlord is in breach of this Lease and (b) describing the breach with specificity, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within such thirty (30) day period and is thereafter diligently pursued until cured. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (i) Tenant shall have no right to offset or abate Rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (ii) Tenant shall have no right to terminate this Lease; and (iii) Tenant’s rights and remedies hereunder shall be limited to the extent (A) Tenant has expressly waived in this Lease any of such rights or remedies and/or (B) this Lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in subsection 13.4 hereof.

(23)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 13.4 LANDLORD’S LIABILITY. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as above provided. Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind which (a) are caused by (i) tenants or any persons either in the Premises or elsewhere in the Building (unless occurring in the Common Areas and caused by Landlord’s negligence), (ii) occupants of property adjacent to the Building or Common Areas, (iii) the public, or (iv) the construction of any private, public or quasi- public work, or (b) are caused by any theft or burglary at the Premises or the Property.

ARTICLE 14
NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery (b) expedited delivery service, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, (d) electronic mail or facsimile, each with proof of delivery on a business day and addressed as set forth in the Basic Lease Information or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service, mail or electronic mail, as of the date of first attempted delivery at the address and in the manner provided herein. Reference is made to Section 13.3 of this Lease for other provisions governing notices.

ARTICLE 15
MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Landlord shall maintain a tenant directory in the main Building lobby, and shall provide Tenant identification in such directory, setting forth Tenant’s name and location (the “Directory Signage”). Tenant shall not otherwise inscribe, paint, affix, or display any signs, advertisements or notices on or in the Building or the Premises, except for such tenant identification information approved in advance by Landlord and installed adjacent to the main access door or doors to the Premises (such sign, along with the Directory Sign, are collectively, the “Identification Signage”). The initial cost of Tenant’s Identification Signage shall be Landlord’s responsibility; provided, however, any modification(s) thereto shall be at Tenant’s sole cost and expense. Landlord may withhold approval of any Tenant sign if necessary, in Landlord’s discretion, to preserve aesthetic standards for the Building. All signs permitted hereunder shall constitute Installations and shall be subject to the provisions of subsection 6.3.3, including without limitation Landlord’s rights under such subsection to perform and charge for the work necessary to complete Installations.

SECTION 15.3 NO WAIVER. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No waiver by Landlord or Tenant of any breach by the other party shall be deemed a waiver of any subsequent breach of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a future waiver thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy which may be available to Landlord.

(24)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California.

SECTION 15.5 COMMON AREAS. “Common Areas” shall mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, any conference centers, fitness centers, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, the Garage, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities as are designated by Landlord from time to time as Common Areas. “Service Corridors” shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. “Service Areas” will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the Term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations and the Parking Agreement attached hereto as Exhibit F. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of Landlord and Property Manager. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit B as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant and Landlord each warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than that referenced in subsection 19 of the Basic Lease Information (“Tenant’s Broker”) on behalf of Tenant and that referenced in subsection 20 of the Basic Lease Information (“Landlord Broker”) on behalf of Landlord, and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Landlord and Tenant each agrees to defend, indemnify and hold harmless the other from and against any liability or claim, whether meritorious or not, arising with respect to any broker and/or agent known to Landlord or Tenant, respectively, and not so named and claiming to be entitled to a commission by, through or under such party. Landlord has agreed to pay the fees of Landlord’s Broker and Tenant’s Broker strictly in accordance with and subject to the terms and conditions of separate written commission agreement(s).

(25)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease. If any date provided under this Lease for performance of an obligation or expiration of a time period is a Saturday, Sunday or a holiday generally recognized by businesses, the obligation shall be performed or the time period shall expire, as the case may be, on the next succeeding business day. The “Date of this Lease” shall mean the date of execution hereof by the last of Landlord and Tenant, as set forth on the signature page.

SECTION 15.11 DEFINED TERMS AND MARGINAL HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.12 AUTHORITY. Landlord and Tenant and each person signing this Lease on behalf of such party represents to the other party as follows: Such party, if a corporation, limited liability company, limited partnership, limited liability partnership or partnership is duly formed and validly existing under the laws of the state of its formation and is duly qualified to do business in the State of California. Such party, if a limited liability company, partnership, limited partnership, limited liability partnership or other joint venture, is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the State of California. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Landlord or Tenant is authorized to do so. The foregoing representation in this Section 15.12 shall also apply to any corporation, limited liability company, limited partnership, limited liability partnership or partnership which is a general partner or joint venturer of Tenant.

SECTION 15.13 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.14 NO RECORDING. This Lease shall not be recorded.

SECTION 15.15 PARKING. Exhibit F attached hereto sets forth agreements between Landlord and Tenant relating to parking.

(26)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 15.16 ATTORNEY’S FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.17 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.18 RELOCATION OF PREMISES. Landlord may, upon sixty (60) days prior written notice to Tenant (the “Relocation Notice”), relocate the Premises to any other premises within the Building or to another Building in the same park if more than one (1) Building exists (hereinafter referred to as the “Relocated Premises”), provided the Relocated Premises are substantially the same size as the Premises, and except as otherwise provided below, Tenant shall be obligated to relocate to the Relocated Premises in accordance with the Relocation Notice and the other terms and provisions of this subsection 15.18. Landlord shall pay all reasonable out-of-pocket expenses incurred by Tenant in connection with any such relocation, including stationery costs, moving costs and the expense of furnishing the Relocated Premises with substantially the same type and quality of leasehold improvements as the Premises. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions thereof, except that the Relocated Premises shall be substituted for the original Premises. If Tenant shall not desire to so relocate, then within ten (10) days after Landlord sends the Relocation Notice to Tenant, Tenant shall notify Landlord that Tenant does not desire to relocate (the “Tenant’s Response”), and Landlord may, but shall have no obligation to, terminate this Lease effective sixty (60) days after the date of the Relocation Notice by delivering written notice of termination to Tenant within ten (10) days after receipt of the Tenant’s Response. If Landlord does not timely deliver notice of termination after receipt of the Tenant’s Response, then Landlord shall be deemed to have waived its right to terminate this Lease pursuant to this subsection 15.18, and Tenant shall be obligated to relocate to the Relocated Premises in accordance with the Relocation Notice and the other terms and provisions of this subsection 15.18. There shall be no abatement of any Rent or other sums payable hereunder on account of Tenant’s relocation or any inconvenience or business loss caused to Tenant thereby.

SECTION 15.19 CONFIDENTIALITY. Tenant and Landlord acknowledge that the terms and conditions of the Lease are to remain confidential for Landlord’s benefit and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of the Lease if required by Law or court order, in connection with a dispute between Landlord and Tenant, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of the Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

SECTION 15.20 FINANCIAL STATEMENTS. Tenant warrants and represents that all of the financial statements provided to Landlord prior to the Date of Lease are true, correct and complete in all respects and fairly and accurately present the financial position of Tenant. During the Term of this Lease, Tenant shall, within ten (10) days after receipt of a written request therefor, deliver to Landlord, a current balance sheet and (as applicable) related statements of income, cash flow, retained earnings, and contingent liabilities showing the financial position and results of operations of Tenant. (collectively referred to as “Financial Information”). The Financial Information shall be in form, scope and detail reasonably satisfactory to Landlord and shall be certified by an authorized representative of Tenant that the financial statements fairly and accurately present the financial position of Tenant. Except in connection with a proposed financing or sale of the Property and as otherwise provided herein, Landlord may request the Financial Information from Tenant no more than one (1) time in any twelve (12) month period. Notwithstanding the foregoing, Landlord may request the Financial Information upon each occurrence of any of the events described in subsections 13.1.1 through 13.1.4. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any information that is disclosed by Tenant. Failure of Tenant to timely deliver its Financial Information in accordance with the provisions of this subsection 15.20 shall be deemed to be a default under this Lease.

(27)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

SECTION 15.21 PROHIBITED PERSONS AND TRANSACTIONS. Tenant represents to Landlord: (i) that neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it, nor any of its officers, directors or managing members, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, or other Laws, (ii) that Tenant’s activities do not violate the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, or the regulations or orders promulgated thereunder, as they may be amended from time to time, or other anti-money laundering Laws (the “Anti-Money Laundering Laws”), and (iii) that throughout the Term of this Lease Tenant shall comply with the Executive Order and with the Anti-Money Laundering Laws.

SECTION 15.22 DIGITAL RECORDS. The parties agree that electronic signatures, including those delivered by PDF or signed through the electronic signature system known as “DocuSign”, shall have the same effect as originals. All parties to this Lease waive any and all rights to object to the enforceability of this Lease based on the form or delivery of signature. Landlord and Tenant agree to accept a digital image of this Lease, as executed in counterparts, as a true and correct original and admissible for the purposes of state law, Federal Rule of Evidence 1002, and like statutes and regulations.

SECTION 15.23 CERTIFIED ACCESS SPECIALIST (CASp). For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Premises, the Building nor the Property have undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Property to the extent permitted by any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Applicable Laws”) now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Applicable Laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Property in any way, and (4) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) business days after Tenant’s receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Property located outside the Premises that are Landlord’s obligation to repair as expressly set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant’s receipt of an invoice therefor from Landlord.

SECTION 15.23 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 15.24 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 15.25 TENANT’S CORPORATE STATUS. Tenant represents and warrants to Landlord that it is a corporation in good standing with the Secretary of State of Delaware and that it is in the process of filing documents with the Secretary of State of California to be authorized to transact business in California. Tenant agrees that it shall use its best efforts to undertake and diligently pursue any and all action required by the Secretary of State of California and the Secretary of State of Delaware to be registered as a foreign corporation authorized to do business in the State of California (the “Registration”) and to provide reasonable evidence of the Registration to Landlord within sixty (60) days following the date of final mutual execution of this Lease (the “Contingency Date”). Tenant agrees that time is of the essence with respect to Tenant’s obligations under this Section 15.25. If Landlord has not received evidence satisfactory to Landlord of the Registration by the close of business on the Contingency Date, then, at Landlord’s election, Tenant shall be deemed in default under this Lease and Landlord shall be entitled to exercise any and all remedies under this Lease or at law or in equity.

[SIGNATURE PAGE FOLLOWS]

(28)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease effective as of the Date of Lease set forth in the Basic Lease Information.

LANDLORD:

GPI BAYVIEW, LLC,
a Texas limited liability company

By: Granite Properties, Inc.,
Its Manager

Dated:	By:

Its:

Name:

TENANT:

SPIRITS CAPITAL CORPORATION,
a Delaware corporation

Date:	8/20/2021 | 12:09 PM PDT	By:	/s/ Charles T Sanders
		Name:	Charles T Sanders
		Title:	CEO

(29)	Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

EXHIBIT A

LEGAL DESCRIPTION

The land situated in the City of Newport Beach, County of Orange, State of California, described as follows:

PARCEL A:

PARCEL A-1:

LOT 2 OF TRACT NO. 12528, IN THE CITY OF NEWPORT BEACH, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED JANUARY 23, 1986 IN BOOK 551, PAGES 38 TO 41, INCLUSIVE, OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL A-2:

THAT PORTION OF LOT 5 OF TRACT NO. 12528, IN THE CITY OF NEWPORT BEACH, COUNTY OF ORANGE, STATE OF CALIFORNIA,
AS PER MAP RECORDED JANUARY 23, 1986 IN BOOK 551, PAGES 38 TO 41, INCLUSIVE, OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN THE LAND DESCRIBED AS PARCEL L OF THAT CERTAIN LOT LINE ADJUSTMENT NO. 87-2 RECORDED SEPTEMBER 21, 1988, AS INSTRUMENT NO. 88-479139, OF OFFICIAL RECORDS.

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS OVER LOT A, TRACT NO. 12528, AS SHOWN ON MAP RECORDED ON JANUARY 23, 1986, AS INSTRUMENT NO. 86-030142, IN BOOK 551, PAGES 38 TO 41, INCLUSIVE, OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA, FOR THE BENEFIT OF LOTS 2, 5 AND 7 OF

TRACT NO. 12528, AS SHOWN ON MAP RECORDED ON JANUARY 23, 1986, AS INSTRUMENT NO. 86-030142, IN BOOK 551, PAGES 38 TO 41, INCLUSIVE, OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA, AS SET FORTH IN THAT CERTAIN DEED RECORDED DECEMBER 23, 1986, AS INSTRUMENT NO. 86-636970, OF OFFICIAL RECORDS.

PARCEL C:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THE COMMON AREA AS SET FORTH IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED FEBRUARY 28, 1986, AS INSTRUMENT NO. 86-080626, OF OFFICIAL RECORDS.

PARCEL D:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AND VEHICULAR PARKING AS SET FORTH IN THAT CERTAIN PARKING STRUCTURES AND RECIPROCAL RIGHTS AGREEMENT AND GRANT OF EASEMENTS RECORDED SEPTEMBER 21, 1988, AS INSTRUMENT NO. 88-479137, OF OFFICIAL RECORDS, AS AMENDED AND RESTATED BY THAT CERTAIN AMENDED AND RESTATED PARKING STRUCTURE AND RECIPROCAL EASEMENT AGREEMENT DATED JUNE 02, 2005, RECORDED JUNE 06, 2005, AS INSTRUMENT NO. 2005000433335, OF OFFICIAL RECORDS.

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

EXHIBIT B

Premises Floor Plan

(Premises shaded below and not to scale)

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators of the Property shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licensees of Tenant for any purpose other than pedestrian ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the prior written consent of Landlord.

2. No freight, furniture or bulky matter of any description will be received into the Property or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3. Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Property by reason of a safe or any other article of Tenant’s office equipment being on the Premises shall be repaired at the expense of Tenant. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

4. Only persons authorized by Landlord will be permitted to furnish drinking water, barbering, shoe shining, janitorial services, and other similar services and concessions to Tenant, and only at hours and in compliance with security requirements established by Landlord.

5. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time leave, place or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors, stairways or passageways of the Property.

6. Landlord shall have the right to prohibit any advertising by Tenant which includes the picture, name or address of the Property and which, in Landlord’s opinion, tends to impair the reputation of the Property or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7. Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Property except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed without Landlord’s written consent may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the Building’s standard prescribed by Landlord. No trademark shall be displayed in any event.

8. Canvassing, soliciting or peddling in the Building and/or Property is prohibited, and Tenant shall cooperate to prevent same.

9. Landlord shall have the right to exclude any person from the Property other than during customary business hours as set forth in the Lease, and any person in the Property will be subject to identification by employees and agents of Landlord. All persons in or entering the Property shall be required to comply with the security policies of the Property. If Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Property of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Property during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Property and property or persons therein.

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

10. Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Premises. Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings equipment or any other physical portion of the Building.

11. Tenant shall not do any cooking (other than warming in a microwave oven) or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others. Tenant may, however, operate a coffee bar by and for its employees. Tenant shall not install or permit to be installed any vending machines in the Premises.

12. Tenant shall not bring or permit to be brought or kept in or on the Premises or the Property any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Property.

13. Except for the installation of pictures and standard office equipment and decoration within the Premises, Tenant shall not mark, paint, drill into, or in any way deface any part of the Property or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except as otherwise provided herein or with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

14. No additional locks or bolts of any kind shall be placed on any door in the Property or the Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, at Tenant’s request and at Tenant’s expense, provide additional duplicate keys. Tenant shall not make duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease, and Tenant shall give to Landlord explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use. Landlord agrees to furnish to Tenant, at Landlord’s expense, two (2) CardKeys for access to the Building during such times as the Building is not open to the public. Upon written request from Tenant, or other parties authorized by Tenant, Landlord will furnish additional CardKeys to Tenant at Tenant’s expense. Should any CardKeys be lost or stolen, Tenant will immediately notify Landlord and Landlord will issue replacement CardKeys with a different computer code number. Such replacement CardKeys will be at Tenant’s expense.

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

15. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Property or of defects therein or in any fixtures or equipment, or of any known emergency in the Property.

16. Tenant shall not use the Premises or permit the Premises to be used for photographic or other forms of reproductions, except in connection with its own business and not as a service for others without Landlord’s prior permission.

17. Tenant shall not use or permit any portion of the Premises to be used as an office for a public word processor, a printer, the sale of liquor or tobacco, a barber, a hair salon, a manicure shop, an employment bureau, a labor union office, a doctor’s or dentist’s office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

18. Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location on the Property.

19. The requirements of Tenant will be attended to only after notice to Landlord at the Building or at such other address as may be designated by Landlord in the Lease. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Property or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Property shall be placed and maintained by Tenant, at Tenant’s expense in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate noise or vibration.

21. No awning, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

22. Tenant shall not place, install or operate within the Premises or any other part of the Property any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

23. No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

24. Tenant shall at all times keep the Premises neat and orderly.

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

25. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who or whose employees or invitees shall have caused it.

26. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Property.

27. Tenant shall use no other method of heating or cooling than that supplied by Landlord.

28. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Property grounds and surrounding areas.

29. Except for service animals, no animals, birds or fish shall be brought to or kept in or about the Property.

30. Smoking of any kind (cigarette, pipe, etc.) is strictly prohibited within the Premises, Building, Common Areas (to include, but not limited to, lobbies, corridors, restrooms, elevators, stairwells, and the Garage) and any other areas not specifically designated as a Smoking Area by Landlord. Tenant hereby agrees that violation of this smoking prohibition by Tenant, Tenant’s employees, agents, visitors or invitees (individually and collectively, “Tenant Party”) shall be subject to a fine in the amount of One Hundred and No/100 Dollars ($100.00.) for the first violation by a Tenant Party and Two Hundred Fifty and No/100 Dollars ($250.00) for each subsequent violation by a Tenant Party, whether or not the violation involves the same Tenant Party or a different Tenant Party. Use of any electronic cigarette, electronic vaping device, personal vaporizer (PV), digital vapor device or electronic nicotine delivery system (ENDS) is prohibited in the building or around the entries to the building. Users of these devices should be directed to the designated smoking area. Repeated violations of this rule shall, at Landlord’s discretion, constitute a default under this Lease.

31. Landlord shall have the right to install such devices within the Premises and elsewhere in the Building and on the Property as Landlord deems advisable to decrease consumption of utilities and waste on the Property, and Tenant shall cooperate with Landlord in the installation and use thereof. Landlord may establish such recycling programs as it deems advisable in its sole discretion, and guidelines for the same. Landlord may forbid or restrict the use of certain supplies by Tenant if alternatives are readily available at a comparable cost which are more readily recyclable or otherwise reduce the carbon footprint of the Property. Tenant shall ensure that all occupants of the Premises diligently observe the recycling program and the guidelines for the same as well as reasonable restrictions on the use of certain supplies. Landlord reserves the right to impose penalties on Tenant for the repeated failure of any occupant of the Premises to participate in the recycling program and observe the guidelines for the same or the repeated use of restricted supplies.

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

EXHIBIT D

INTENTIONALLY OMITTED

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

EXHIBIT E

INTENTIONALLY OMITTED

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

EXHIBIT F

PARKING AGREEMENT

1. Throughout the initial Term of this Lease, Tenant shall have the right, but not the obligation, to lease the number of parking passes set forth in Section 17 of the Basic Lease Information attached to this Lease.

2. Except as otherwise expressly provided in this Lease, Tenant shall pay Landlord as monthly rent the parking fees set forth in Section 17 of the Basic Lease Information attached to the Lease (“Parking Rent”), if any. In the event Tenant leases parking passes in addition to those described in paragraph 1, Parking Rent shall be the prevailing market rent for such reserved or unreserved parking permit, without abatement.

3. The Parking Rent shall be payable in accordance with the policies established by Landlord (or its agent) from time to time for payment of Parking Rent in the Garage. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys’ fees and court costs) arising or alleged to arise out of Tenant’s use of any such parking passes. Tenant shall have no further rights to (a) any parking permit not taken at the beginning of the original Term or (b) any parking permit taken at the beginning of the original Term and thereafter released by Tenant with Landlord’s consent or terminated by Landlord for failure to pay Parking Rent or to comply with the other terms and conditions for the leasing of such parking permit imposed by Landlord. Upon the termination of this Lease, Tenant’s rights to the parking passes then being leased to Tenant hereunder shall terminate. In the event any of the above parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause, the Lease shall continue in full force and effect, and Tenant’s sole remedy shall be an abatement of Parking Rent for those parking spaces rendered unavailable, which abatement shall continue until such time as said parking spaces, or substitutes therefor, again become available, it being expressly agreed and understood that Landlord shall have no duty to provide substitute parking spaces for those spaces rendered unavailable.

4. Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord relating to the use of the Garage by contract parking patrons. A condition of any parking shall be compliance by the parking patron with Garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord may refuse to permit any person who violates the rules to park in the Garage, and any violation of the rules shall subject the car to removal.

RULES AND REGULATIONS

1.	Cars must be parked entirely within the stall lines painted on the floor.

2.	All directional signs and arrows must be observed.

3.	The speed limit shall be 5 miles per hour.

4.	Parking is prohibited:

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021

(a)	in areas not striped for parking

(b)	in aisles

(c)	where “No Parking” signs are posted

(d)	in cross hatched areas

(e)	in such other areas as may be designated by Landlord or Landlord’s agent(s).

(f)	by tenants in Visitor, Delivery, Handicapped (except for handicapped tenants) or other specially designated parking areas

5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of the Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

6. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

8. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

9. All motorcycles/motorized bicycles are to be parked in the designated motorcycle area, and will be removed from the property if not in the designated area.

Failure to (a) promptly pay the Parking Rent required hereunder within five (5) business days after the date when due, no notice of any such failure being required, or (b) persistent failure on the part of Tenant or Tenant’s designated parkers to observe the rules and regulations above shall give Landlord the right to terminate Tenant’s right to use the Garage. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of the Premises.

Tenant Name: Spirits Capital Corporation Building Name: 100 Bayview Date: August ___, 2021